EXHIBIT 8.1

Exhibit 8.1 – Subsidiaries of the Company as at 31 December 2002

Air Systems Components		Industrial & Automotive
Air System Components LP	(USA)	Gates GmbH	(Germany)
Hart & Cooley Inc	(USA)	Gates SA	(France)
Lau Industries Inc	(USA)	Gates Argentina SA	(Argentina)
Ruskin Company	(USA)	Gates Australia Pty Ltd	(Australia)
Ruskin Air Management Ltd		Gates do Brasil Industria e Comercio Ltda	(Brazil)
Ruskin (Thailand) Company Ltd	(Thailand)	Gates Canada Inc	(Canada)
		Gates Europe NV	(Belgium)
		Gates Formed-Fibre Products Inc	(USA)
Engineered & Construction Products		Gates (India) Private Ltd	(India)
Aquatic Industries Inc	(USA)	Gates Korea Company Ltd	(Korea)
Cobra Investments (Pty) Ltd (ordinary shares—62.4% owned)	(Republic of South Africa)	(ordinary shares—51% owned)
		Gates Nitta Belt Company (Suzhou) Ltd	(China)
Dearborn Mid-West Conveyor Company	(USA)	(ordinary shares—51% owned)
Dexter Axle Company Inc	(USA)	Gates Polska S.p.z.o.o.	(Poland)
Hattersley Newman Hender Ltd+		The Gates Rubber Company	(USA)
Lasco Bathware Inc	(USA)	Gates Rubber Company (NSW) Pty Ltd	(Australia)
Lasco Fittings Inc	(USA)	Gates Rubber Company (Singapore) Pte Ltd	(Singapore)
Mayfran International Inc	(USA)	Gates Rubber de Mexico SA de CV	(Mexico)
Mayfran Europe	(The Netherlands)	Gates (U.K.) Ltd	(Scotland)
Pegler Limited+		Gates Unitta Asia Company Ltd	(Japan)
Philips Products Inc	(USA)	(ordinary shares – 51% owned)
		Gates Unitta Asia Trading Company Pte Ltd	(Singapore)
(ordinary shares – 51% owned)
		Gates Unitta (Thailand) Company Ltd.	(Thailand)
		Gates Vulca SA	(Spain)
Sold post year end:		Ideal	(USA)
Milliken Valves Company Inc	(USA)	Ideal International SA*	(Mexico)
(ordinary shares—40% owned)
		Plews/Edelmann	(USA)
		Schrader Bridgeport International Inc	(USA)
		Schrader Bridgeport Brasil Ltda	(Brazil)
		Schrader Duncan Ltd *	(India)
(ordinary shares – 50% owned)
		Schrader Electronics Ltd	(Northern Ireland)
		Schrader SA	(France)
		Standard-Thomson Corporation	(USA)
		Stant Manufacturing, Inc	(USA)
Trico Ltd
		Trico Latinoamericana, SA	(Argentina)
		Trico Products Corporation	(USA)
		Trico Pty Ltd	(Australia)

+	Directly owned by Tomkins plc
*	Associated undertaking